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                                                                      EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1997, included in this annual report on Form 10-K of Household International, Inc. for the year ended December 31, 1996, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No.
333-00397, No. 33-44066 and No. 333-03673 on Form S-8 and Registration
Statements No. 33-48854, No. 33-56599, No. 33-57249 and No. 333-1025 on Form
S-3.



ARTHUR ANDERSEN LLP

Chicago, Illinois
March 20, 1997